   As filed with the Securities and Exchange Commission on December 29, 1997
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------

                       AMERICAN BUSINESS INFORMATION, INC.
               (Exact name of issuer as specified in its charter)


           DELAWARE                                    47-0751545
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                             5711 SOUTH 86TH CIRCLE
                              OMAHA, NEBRASKA 68127
                    (Address of principal executive offices)

                         -------------------------------

                       AMERICAN BUSINESS INFORMATION, INC.
                             1992 STOCK OPTION PLAN


                            (Full title of the plans)
                         -------------------------------

                                 STEVEN PURCELL
                             CHIEF FINANCIAL OFFICER
                       AMERICAN BUSINESS INFORMATION, INC.
                             5711 SOUTH 86TH CIRCLE
                              OMAHA, NEBRASKA 68127
                                 (402) 593-4500
            (Name, address and telephone number of agent for service)
                         -------------------------------

                                    Copy to:
                             Francis S. Currie, Esq.
                           Martin A. Wellington, Esq.
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                           Palo Alto, California 94304
                         -------------------------------

================================================================================

                         CALCULATION OF REGISTRATION FEE


                                                             Proposed Maximum   Proposed Maximum
                                              Amount to be    Offering Price        Aggregate         Amount of
      Title of Securities to be Registered     Registered      Per Share(1)     Offering Price(1)  Registration Fee
------------------------------------------   ----------------------------------------------------------------------
Previously Registered:

1992 Stock Option Plan(2)

     Class A Common Stock                      3,193,025
     Class B Common Stock                      1,868,500

Registered Hereon:

1992 Stock Option Plan(2)

     Class A Common Stock                        435,000         $  10.13          $  4,406,550         $  1,336
     Class B Common Stock                        435,000         $  10.13          $  4,406,550         $  1,336
Total Registered Hereon                          870,000               --          $  8,813,100         $  2,672
Total (1992 Stock Option Plan)                 5,931,525               --                    --               --
                                              ==========         ========          ============         ========

(1) Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the prices of the Company's Class A Common Stock and Class B Common Stock as reported on the Nasdaq National Market on December 26, 1997.

(2) On October 3, 1997, the Company reclassified its existing Common Stock as Class B Common Stock, authorized a new class of common stock designated Class A Common Stock (together the "Reclassification"), and declared a dividend of one share of Class A Common Stock for every share of Class B Common Stock outstanding as of that date (the "Stock Dividend"). Pursuant to the Reclassification, the Stock Dividend, and the terms of the Company's 1992 Stock Option Plan, options to purchase Common Stock that were outstanding prior the Reclassification and the Stock Dividend, became options to purchase both, but not either, one share of Class A Common Stock and one share of Class B Common Stock. Pursuant to the Company's correspondence with the Nasdaq National Market, the Company has agreed not to issue any further options to purchase Class B Common Stock after the Reclassification and the Stock Dividend without Nasdaq consent. The shares of Class A Common Stock and Class B Common Stock registered hereon were omitted from this registration statement when filed on October 14, 1997 due to a clerical error.

           The contents of the Registrant's Registration Statement on Form S-8 (File No. 333-37865) (the "Initial Form S-8"), Registration Statement on Form S-8 (File No. 33-91194), and Registration Statement on Form S-8 (File No. 33-59256) are hereby incorporated herein by reference.

           Item 3(b) of the Initial Form S-8 is hereby restated in its entirety to read as follows:

           "The Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 1997, as amended, the Registrant's Quarterly Report on Form 10-Q for the three months ended June 30, 1997, the Registrant's Quarterly Report on Form 10-Q for the three months ended September 30, 1997, the Registrant's Current Report on Form 8-K dated February 28, 1997, as amended, the Company's Current Report on Form 8-K dated August 5, 1997, the Registrant's Current Report on Form 8-K dated September 8, 1997, as amended, and the Registrant's Current Report on Form 8-K dated October 3, 1997 filed with the Commission."

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on December 23, 1997.

                                       AMERICAN BUSINESS INFORMATION, INC.


                                       By: /s/ Steven Purcell
                                          --------------------------------------
                                          Steven Purcell
                                          Chief Financial Officer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Date:  December 23, 1997     /s/ Vinod Gupta
                             ---------------------------------------------------
                             Vinod Gupta, Chairman of the Board

Date:  December 23, 1997     /s/ Scott Dahnke
                             ---------------------------------------------------
                             Scott Dahnke, Chief Executive Officer and Director

Date:  December 23, 1997     /s/ Steven Purcell
                             ---------------------------------------------------
                             Steven Purcell, Chief Financial Officer
                             and Secretary (principal financial
                             officer and principal accounting officer)

Date:  December 23, 1997     /s/ Jon H. Wellman
                             ---------------------------------------------------
                             Jon H. Wellman, Director

Date:  December 23, 1997     /s/ Jon D. Hoffmaster
                             ---------------------------------------------------
                             Jon D. Hoffmaster, Director

Date:  December 23, 1997     /s/ Gautam Gupta
                             ---------------------------------------------------
                             Gautam Gupta, Director

Date:  December 23, 1997     /s/ Elliot S. Kaplan
                             ---------------------------------------------------
                             Elliot S. Kaplan, Director

Date:  December 23, 1997     /s/ Harold Andersen
                             ---------------------------------------------------
                             Harold Andersen, Director

Date:  December 23, 1997     /s/ George J. Kubat
                             ---------------------------------------------------
                             George J. Kubat, Director

Date:  December 18, 1997     /s/ Paul A. Goldner
                             ---------------------------------------------------
                             Paul A. Goldner, Director

Date:  December 23, 1997     /s/ George F. Haddix
                             ---------------------------------------------------
                             George F. Haddix, Director

                                  EXHIBIT INDEX

     Exhibit
     Number     Description
   -----------  --------------------------------------------------------------------------------

     5.1        Opinion of Wilson Sonsini Goodrich & Rosati, P.C. with respect to the securities being registered

     23.1       Consent of Coopers & Lybrand L.L.P., Independent Auditors

     23.2       Consent of Counsel (contained in Exhibit 5.1)